EXHIBIT 23.1

Consent of Independent Registered Public Accounting Firm

The Board of Directors

Halliburton Company:

We consent to the use of our reports with respect to the consolidated financial statements and the effectiveness of internal control over financial reporting incorporated by reference herein and to the reference to our firm under the heading “Experts” in the prospectus. Our report dated February 11, 2020 on the consolidated financial statements refers to a change in accounting for leases.

/s/ KPMG LLP

Houston, Texas

February 11, 2020